Exhibit 21.1

LSB INDUSTRIES, INC.

SUBSIDIARY LISTING

As of December 31, 2015

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

Consolidated Industries L.L.C. (f/k/a Consolidated Industries Corp.)

The Climate Control Group, Inc. (f/k/a APR Corporation)

CEPOLK Holdings, Inc. (f/k/a ThermalClime, Inc.; f/k/a LSB South America Corporation)

ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB International Corp.)

Climate Master, Inc.

ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.)

International Environmental Corporation

Koax Corp.

ThermaClime Technologies, Inc. (f/k/a ACP International Limited, f/k/a ACP Manufacturing Corp.)

TRISON Construction, Inc.

XpediAir, Inc. (f/k/a The Environmental Group, Inc.)

LSB Chemical L.L.C. (f/k/a/ LSB Chemical Corp.)

Cherokee Nitrogen L.L.C. (f/k/a Cherokee Nitrogen Company)

Cherokee Nitrogen Holdings, Inc. (f/k/a Cherokee Nitrogen Company)

Chemical Properties L.L.C.

Chemical Transport L.L.C.

El Dorado Chemical Company

EDC Ag Products Company L.L.C.

Chemex I Corp. (f/k/a Slurry Explosive Corporation)

El Dorado Ammonia L.L.C.

El Dorado Nitric L.L.C. (f/k/a El Dorado Nitric Company, f/k/a El Dorado

Nitrogen Company, f/k/a LSB Nitrogen Corporation, f/k/a LSB Import Corp.)

El Dorado Acid, L.L.C. (General Partner of El Dorado Nitrogen, L.P.)

El Dorado Nitrogen, L.P. (1% ownership)

El Dorado Acid II, L.L.C. (Limited Partner of El Dorado Nitrogen, L.P.)

El Dorado Nitrogen, L.P. (99% ownership)

LSB Capital L.L.C.

Pryor Chemical Company (f/k/a Pryor Plant Chemical Company, f/k/a LSB Financial Corp.)

Zena Energy L.L.C.

Summit Machine Tool Manufacturing L.L.C. (f/k/a Summit Machine Tool Manufacturing Corp.)

LSB-Europa Limited

ClimateCraft Technologies, Inc.